Journal Register Company Receives NYSE Delisting Notification

YARDLEY, PA -- 04/14/2008 -- Journal Register Company (NYSE: JRC) announced today that the New York Stock Exchange (the "NYSE") intends to suspend trading in the Company's common stock prior to the NYSE's opening on April 16, 2008 and that the NYSE will commence procedures to delist the Company's common stock. The NYSE determined to suspend trading based on the abnormally low trading price for the common stock, which closed at $0.265 on April 11, 2008. The Company does not intend to take any further action to appeal the NYSE's decision and therefore, it is expected that the common stock will be delisted after completion by the NYSE of application to the Securities and Exchange Commission. The Company expects trading in its common stock will be transferred to the over-the-counter market following the suspension of trading on the NYSE.

About Journal Register Company

Journal Register Company is a leading U.S. media company. Journal Register Company owns 22 daily newspapers and 302 non-daily publications. Journal Register Company currently operates 229 individual Web sites that are affiliated with the Company's daily newspapers, non-daily publications and its network of employment Web sites. These Web sites can be accessed at www.JournalRegister.com. All of the Company's operations are strategically clustered in six geographic areas: Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; and the Capital-Saratoga and Mid-Hudson regions of New York. The Company owns JobsInTheUS, a network of 20 employment Web sites.

Safe-Harbor

This release contains forward-looking information about Journal Register Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to statements related to the ability of the Company's common stock to trade in the over-the-counter market following suspension of trading on the NYSE. Additional risk factors are outlined in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information:
Journal Register Company
790 Township Line Road
Yardley, PA 19067
Gary Struening
Investor Relations
Tel: (215) 504-4200
Fax: (215) 504-4201